                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SunGard Data Systems Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

March 31, 1999


Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of SunGard Data Systems Inc., which will be held on Friday, May 14, 1999, beginning at 9:00 a.m., at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. The official notice of the meeting, together with a proxy statement and proxy card, is enclosed. Please give this information your careful attention.

Your participation in the Company's affairs is important. To assure your representation at the meeting, whether or not you expect to be present, please vote your shares by telephone, Internet or mail as soon as possible. To vote by telephone or Internet at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

Your copy of the Company's 1998 Annual Report also is enclosed. We appreciate your interest in the Company.


Sincerely,

/s/ James L. Mann

James L. Mann
Chairman, President and
Chief Executive Officer


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, THEN PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS. THANK YOU.
--------------------------------------------------------------------------------

                           SUNGARD DATA SYSTEMS INC.
                              1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                (610) 341-8700


--------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 14, 1999
--------------------------------------------------------------------------------


To Our Stockholders:

The 1999 Annual Meeting of Stockholders of SunGard Data Systems Inc. will be held at 9:00 a.m. local time, on Friday, May 14, 1999, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, for the following purposes:

  1. To elect directors.

  2. To act upon other business as may properly come before the meeting.

Only holders of the Company's common stock at the close of business on March 17, 1999 are entitled to receive notice of the meeting and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares by telephone, Internet or mail. To vote by telephone or Internet at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.


By Order of the Board of Directors,

/s/ Lawrence A. Gross

Lawrence A. Gross
Vice President and General Counsel,
Secretary


March 31, 1999

                           SUNGARD DATA SYSTEMS INC.
                              1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                (610) 341-8700

                                PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to the stockholders of SunGard Data Systems Inc. in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the 1999 Annual Meeting of Stockholders to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103 on Friday, May 14, 1999, at 9:00 a.m., or at any adjournment or postponement of the meeting. These proxy materials are first being mailed to stockholders on or about March 31, 1999.

Proxies will be voted as directed on the proxies if they are properly submitted and not revoked. Any proxy not directing to the contrary will be voted "for" the election of all of the named nominees as directors. Any stockholder who submits a proxy may revoke it at any time before it is voted by delivering a proxy bearing a later date or a written notice of revocation to the Secretary of the Company at the Company's headquarters or at the meeting.

Stockholders as of the close of business on March 17, 1999, the record date, are entitled to receive notice of and to vote at the 1999 Annual Meeting. On the record date, approximately 114,941,000 shares of common stock, held by approximately 4,200 stockholders of record, were outstanding and eligible to vote. The 1999 Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of the Company's common stock entitled to vote, is present. All shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes. A broker non-vote occurs when a broker, bank or other nominee votes on one or more matters but not on others because the nominee does not have authority to do so.

Holders of common stock are entitled to one vote per share. The election of directors will be determined by a plurality vote, with the eight nominees receiving the most "for" votes being elected. Votes may be cast "for" each nominee or withheld. Votes that are withheld will be excluded from the vote and will have no effect except in determining whether a quorum is present. Brokers who are member firms of the New York Stock Exchange and who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors if they have not received instructions from the beneficial owner.

Whether or not stockholders attend the Annual Meeting and vote in person, they should vote their shares by telephone, Internet or mail. To vote by telephone or Internet 24 hours a day, seven days a week, follow the instructions on the enclosed proxy card. To vote by mail, mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If shares are held through a broker, bank or other nominee, stockholders will receive separate instructions from the nominee describing how to vote the shares. Shares held in a Company savings plan or shares currently unexchanged in connection with acquisitions may be voted only by mail.

The Company will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile or similar means, by directors, officers or employees of the Company without additional compensation. In addition, D. F. King & Co., Inc. will provide solicitation services to the Company for a fee of approximately $4,500 plus out-of-pocket expenses. The Company will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

Eight directors are to be elected at the 1999 Annual Meeting to serve for one-year terms until the 2000 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are serving as directors of the Company. The Company knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board of Directors, or the Board may reduce the number of directors to eliminate the vacancy.

The following information about the Company's nominees for election as directors is based, in part, upon information furnished by the nominees.


 NOMINEE AND CURRENT POSITIONS WITH THE COMPANY       Age  PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
----------------------------------------------------------------------------------------------------------------------------------
Gregory S. Bentley                                     43  President and Chairman of the Board (since 1995) and Vice President
  Director (since 1991)                                    (1991 to 1995), Bentley Systems, Inc., Exton, PA (engineering software
  Member, Audit Committee                                  company); President (1983 to 1991), SunGard Systems International
                                                           Inc., a subsidiary of the Company since 1987.

Michael C. Brooks                                      54  General Partner (since 1985), J. H. Whitney & Co., Stamford, CT
  Director (since 1985)                                    (venture capital firm).  Director of Nitinol Medical Technologies,
  Chairman, Compensation Committee                         Inc. and Pegasus Communications Corp.
  Member, Executive Committee

Albert A. Eisenstat                                    68  Director of public companies and private investor (since 1993);
  Director (since 1991)                                    various senior executive positions (1980 to 1993), Apple Computer,
  Member, Compensation Committee                           Inc., Cupertino, CA (computer/software company). Director of all funds in the Benham Mutual Fund Group, Business Objects, S.A. and Commercial
                                                           Metals Company.

Bernard Goldstein                                      68  Director (since 1997) and Managing Director (1979 to 1996), Broadview
  Director (since 1994)                                    Int'l LLC, Fort Lee, NJ (investment banking firm). Director of
  Member, Compensation Committee                           Franklin Electronic Publishers Inc., Giga Information Group, Inc. and
                                                           SPSS, Inc.

James L. Mann                                          64  Chairman of the Board (since 1987) and President and Chief Executive
  Director (since 1983)                                    Officer (since 1986) of the Company; President and Chief Operating
  Chairman, Executive Committee                            Officer (1983 to 1985) of the Company.  Director of T-Netix, Inc.
  Chairman of the Board, President
  and Chief Executive Officer

Michael Roth                                           67  Of Counsel (since 1989), Rosenman & Colin LLP, New York, NY (law firm).
  Director (since 1991)
  Member, Audit Committee

Malcolm I. Ruddock                                     56  Treasurer (since 1989), Director of Finance (1988 to 1989) and
  Director (since 1983)                                    Director of Acquisitions and Divestments (1979 to 1988), Sunoco, Inc.,
  Chairman, Audit Committee                                Philadelphia, PA (independent refiner and marketer).
  Member, Executive Committee

Lawrence J. Schoenberg                                 66  Director of public companies (since 1990); Chairman (1967 to 1991) and
  Director (since 1991)                                    Chief Executive Officer (1967 to 1990), AGS Computers, Inc.,
  Member, Audit Committee                                  Mountainside, NJ (software and computer services company).  Director of Cellular Technical Services, Inc., Government Technology Services
                                                           Inc. and Merisel Inc.
----------------------------------------------------------------------------------------------------------------------------------

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During 1998, the Board of Directors held nine meetings, the Audit Committee held five meetings, the Compensation Committee and/or its Equity Award Subcommittee held five meetings, and the Executive Committee held no meetings. The Board of Directors does not have a standing Nominating Committee. During 1998, each director attended at least 85% of the total number of meetings of the Board of Directors and Committees on which he served. Meeting attendance averaged 98% among all directors.

The Audit Committee reviews the Company's accounting and financial practices and policies and the scope and results of the Company's external and internal audits. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent public accountants and administers the Company's business conduct, conflict of interest and related policies. Only outside directors who are not employees of the Company may serve on the Audit Committee.

The Compensation Committee establishes the compensation policies for executive officers of the Company, evaluates and approves the compensation of the chief executive officer and reviews his recommendations as to the compensation of the other executive officers. The Equity Award Subcommittee of the Compensation Committee, composed of Messrs. Brooks (chairman) and Eisenstat, administers the Company's stock option, purchase and award plans. Only outside directors who are not employees of the Company may serve on the Compensation Committee.

The Executive Committee reviews certain aspects of transactions and policies that have been generally approved by the Board of Directors. The Executive Committee also is authorized to exercise the powers of the Board of Directors during the intervals between Board meetings, except those powers that are prohibited by law from being delegated.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive additional compensation for serving on the Board of Directors or Committees. Each outside director receives an annual fee of $6,000, fees of $2,000 for each quarterly meeting of the Board of Directors attended and $500 for each other Board meeting attended, and reimbursement of applicable travel and other expenses. In addition, each outside director Committee chairman receives an annual fee of $2,000, and each outside director Committee member receives fees of $1,000 for each Committee meeting attended. Directors who serve on subcommittees do not receive additional compensation.

Under the Company's Restricted Stock Award Plan for Outside Directors, restricted stock awards are automatically granted to "outside directors"--those who are not, and were not during the twelve months before election to the Board, officers or employees of the Company. Each outside director automatically receives an award of 20,000 shares upon initial election to the Board, and will automatically receive additional awards of 20,000 shares upon reelection as an outside director every fifth year thereafter. At the 1999 Annual Meeting, if reelected, Mr. Goldstein will receive an additional restricted stock award for 20,000 shares of common stock.

The shares awarded are subject to transfer restrictions until they vest, at the rate of 4,000 shares per year, on the dates of the Company's next five Annual Meetings following the date of grant. If an outside director dies or is permanently disabled, or if a change in control of the Company occurs, then all remaining unvested shares immediately vest. If an outside director's directorship terminates for any other reason, then all remaining unvested shares are forfeited.

The Company has entered into indemnification agreements, in the form approved by the stockholders, with the Company's directors and officers.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains certain information about the beneficial ownership of the Company's common stock as of March 17, 1999 (the record date) by each person who is known by the Company to beneficially own more than 5% of the Company's common stock, by each of the Company's directors, by each of the Company's executive officers named in the Summary Compensation Table below, and by all of the Company's directors and executive officers as a group.


                                                                 NUMBER OF SHARES BENEFICIALLY OWNED      PERCENT
                                                             DIRECT(1)        VOTING OR        RIGHT TO     OF
            NAME OF BENEFICIAL OWNER OR GROUP                           INVESTMENT POWER(2)  ACQUIRE(3)   CLASS(4)
==================================================================================================================
AMVESCAP PLC and subsidiaries(5)                                   --             6,775,900         --       5.9%
  11 Devonshire Square
  London, England  EC2M 4YR

Gregory S. Bentley (director)                                 169,850                    --         --        --

Michael C. Brooks (director)                                   44,000                    --         --        --

Cristobal I. Conde (executive officer)                        427,391                    --    122,788        --

Philip L. Dowd (executive officer)                            181,432                    --    264,420        --

Albert A. Eisenstat (director)                                 44,000                    --         --        --

Bernard Goldstein (director)                                   38,000                 2,000         --        --

Lawrence A. Gross (executive officer)                           5,294                    --     98,817        --

James L. Mann (director and chief executive officer)          869,788                    --    700,000       1.4%

Michael Roth (director)                                        40,000                    --         --        --

Malcolm I. Ruddock (director)                                  22,000                 7,000         --        --

Lawrence J. Schoenberg (director)                              37,752                    --         --        --

Richard C. Tarbox (executive officer)                          23,792                    --     54,703        --

All 16 directors and executive officers                     1,977,087                 9,000  1,548,633       3.0%
------------------------------------------------------------------------------------------------------------------

(1) Shares held in the beneficial owner's name or jointly with others, or in the name of a broker, bank, nominee or trustee for the beneficial owner's account, including shares held under the Company's Employee Stock Purchase Plan. Includes 20,000, 12,000, 12,000, 4,000, 12,000, 12,000 and 12,000
    restricted shares held by Messrs. Bentley, Brooks, Eisenstat, Goldstein, Roth, Ruddock and Schoenberg, respectively, and 84,000 restricted shares held by all directors as a group, that are subject to transfer restrictions and forfeiture (see Director Compensation).

(2) Shares for which the beneficial owner has or may be deemed to have sole or shared voting and/or investment power.

(3) Shares which the beneficial owner has the right to acquire within 60 days after the record date by exercising stock options. Includes 2,188, 2,188 and 250,000 unvested shares that may be acquired by Messrs. Conde, Dowd and Mann, respectively, and 256,564 unvested shares that may be acquired by all executive officers as a group which, if acquired, would be subject to transfer restrictions and repurchase by the Company.

(4) Unless otherwise indicated, the beneficial ownership of any named person does not exceed one percent of the outstanding shares of common stock.

(5) Based upon a Schedule 13G, filed on February 11, 1999, reporting beneficial ownership as of December 31, 1998. Relates to shares acquired by certain of the following subsidiaries of AMVESCAP PLC: AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisers, Inc., INVESCO
    (NY) Asset Management, Inc., INVESCO MIM Management Limited, and INVESCO Asset Management Limited. Certain of these beneficial owners are customers of the Company, having purchased the Company's software and/or computer services in the ordinary course of business.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND EQUITY AWARD SUBCOMMITTEE

The Company's compensation policies for executive officers, as determined by the Compensation Committee, are to (a) provide competitive compensation packages so as to attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, so as to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive payments, and long-term incentive awards that are based upon financial performance over a three-year period.

CASH COMPENSATION. The primary factor used to set cash compensation for the Company's executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to the Company. An independent compensation consultant, whose services are available to the Compensation Committee, assists the Company with this analysis of competitive compensation. Although many of the companies covered by this analysis are included in the Nasdaq Computer and Data Processing Index (see Performance Graph), the Index companies are not separately analyzed for compensation purposes, because compensation data for the Index companies as a group is not readily available to the Company.

The Company's policy is to pay its executive officers at or somewhat above competitive compensation averages for comparable positions. Compensation levels for individual executive officers, however, may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure with the Company and historical compensation levels. In applying the analysis of competitive compensation, the Company focuses on total cash compensation. The split between base salary and annual cash incentive payment also is based upon that analysis, but it tends to be somewhat more influenced by individual factors such as the executive's position and historical compensation levels. Generally, previously granted stock options and other equity awards are not considered in setting cash compensation levels.

The performance goals for executive officers' 1998 annual cash incentive plans were set at the beginning of the year and took into account the Company's overall financial goals for 1998. For all executive officers, the incentive payments depended either upon the rate of increase in the Company's earnings per share over the previous year, or upon the budgeted operating income and average number of days sales outstanding in accounts receivable of the businesses that report to the officer. For one executive officer, there was an additional incentive payment based upon a performance goal specific to his function.

On average, total cash compensation at targeted goals for executive officers increased by 10.5% in 1998, and incentive payments at targeted goals constituted 43% of total cash compensation. Based upon actual 1998 results, all executive officers met or exceeded their targeted goals.

EQUITY COMPENSATION. The Company provides equity compensation to its executive officers principally through a long-term incentive award program. Eligible executives currently receive performance accelerated stock options ("PASOs") once a year, with each PASO based upon a three-year performance period. PASOs are nonqualified options that have a term of ten years beginning on the date of grant. Shares vest under a PASO nine and one-half years after the date of grant, except that vesting may be accelerated in part or in full at the end of the three-year performance period to the extent that stated financial performance goals are met. If the performance goals for the three-year performance period are exceeded, then the recipient will receive additional cash compensation at the time the PASO is exercised.

The number of option shares granted to each participant under a PASO is determined on the basis of an analysis of competitive equity compensation programs, similar to the analysis described above with respect to cash compensation, and is subject to subjective adjustments based upon individual factors. The financial performance goals for each PASO are based upon the cumulative growth, during the three-year period covered by the PASO, in the operating income of the businesses managed by the participant, with the growth targets for all PASOs, taken together, being consistent with the Company's overall growth objectives. All executive officers participate in the Company's long-term incentive award program, excluding Mr. Mann during the four-year vesting period of option grants awarded to him in 1995 and 1996. In addition, business unit presidents and certain other key executives of the Company participate in the Company's PASO program.

The Equity Award Subcommittee of the Compensation Committee has the authority to approve all grants of stock options and other equity awards. Accordingly, the Equity Award Subcommittee administers the Company's long-term incentive award program by approving, among other things, who will participate and the number of option shares that will be subject to each PASO. Outside the scope of the long-term incentive award program, stock options or other equity compensation also may be awarded from time to time, at the discretion of the Equity Award Subcommittee, to executive officers and other key employees when they are hired, promoted or join the Company via acquisition, or under other circumstances approved by the Equity Award Subcommittee in accordance with the Company's equity incentive plans.

CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Mann's base salary for 1998 was $570,000, an increase of $70,000 or 14% over his 1997 base salary. Mr. Mann's 1998 annual cash incentive payment depended solely upon the rate of increase in the Company's earnings per share. If the Company's 1998 earnings per share had increased by 15%, then Mr. Mann's 1998 incentive payment would have been $393,300, yielding total cash compensation at approximately the 65th percentile of competitive compensation levels based upon the Company's analysis. The Company's actual 1998 diluted earnings per share (excluding one-time charges for merger costs) grew by 23% over originally reported 1997 diluted earnings per share, yielding an incentive payment to Mr. Mann of $753,039.

DEDUCTIBILITY OF CERTAIN COMPENSATION. Section 162(m) of the Internal Revenue Code (the "Code") denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation. The Compensation Committee has attempted to structure performance-based awards to executive officers under equity plans in a manner that satisfies Section 162(m). The Compensation Committee also intends to consider whether it is in the best interests of the Company to structure cash incentive payments to be deductible under Section 162(m). Notwithstanding the efforts of the Company in this area, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

          Compensation Committee:      Equity Award Subcommittee:
          ----------------------       -------------------------

          Michael C. Brooks, Chairman Michael C. Brooks, Chairman Albert A. Eisenstat, Member Albert A. Eisenstat, Member Bernard Goldstein, Member


SUMMARY COMPENSATION TABLE

The following table contains certain information about compensation earned during the last three fiscal years by the Company's chief executive officer and four other executive officers who were the most highly compensated during the most recent fiscal year. The Company's fiscal year is the calendar year.


                                                      ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                                ----------------------------------------------------------------
                                                                                    AWARDS(2)      PAYOUTS(3)
                                                SALARY     BONUS       OTHER      ------------------------------    ALL
                                                  ($)       ($)       ANNUAL         SECURITIES     LONG-TERM      OTHER
                                                                     COMPENSA-      UNDERLYING     INCENTIVE     COMPENSA-
           NAME AND PRINCIPAL POSITION    YEAR                        TION ($)(1)   OPTIONS/SARS (#)  PLANS ($)  TION ($)(4)
----------------------------------------------------------------------------------------------------------------------------------

JAMES L. MANN                             1998  570,000   753,039        5,604                --          --        6,400
  Chairman of the Board, President        1997  500,000   612,499        5,345                --          --        6,333
  and Chief Executive Officer             1996  500,000   450,000        8,314           200,000          --        5,429

CRISTOBAL I. CONDE(5)                     1998  358,600   296,025           --           146,850     767,319        6,400
  Executive Vice President                1997  332,000   794,722           --                --     705,172        6,400
                                          1996  320,000   329,450           --            36,000     369,036        6,000

PHILIP L. DOWD(6)                         1998  292,000   769,245       13,250            30,600     510,155        6,400
  Senior Vice President                   1997  271,000   242,666       13,250                --          --        6,400
                                          1996  260,000        --       13,250            72,000     272,685        6,000

LAWRENCE A. GROSS                         1998  257,900   265,163        8,427            27,000     559,628        6,400
  Vice President and General Counsel      1997  236,000   214,591        6,895                --          --        6,333
                                          1996  224,000   142,721        5,362            36,000          --        6,000

RICHARD C. TARBOX                         1998  214,100   307,021        6,078            27,000     342,998        6,400
  Vice President-Corporate                1997  192,000   372,918        5,669                --          --        6,400
  Development                             1996  180,000   223,958        5,669            36,000          --        6,000
----------------------------------------------------------------------------------------------------------------------------------

(1) Consists of amounts reimbursed in connection with the payment of taxes. The cost of perquisites is not disclosed for any executive officer named in the table because the disclosure threshold (the lower of $50,000 or 10% of salary plus bonus) was not reached.

(2) Except for 117,000 shares of Mr. Conde's 1998 options, all of the 1998 options reflected in the table are PASOs (see Report of the Compensation Committee and Equity Award Subcommittee and also Option Grant Table). All of the 1996 options reflected in the table and 117,000 shares of Mr. Conde's 1998 options are ordinary non-PASO stock options that vest over a four- or five-year period. Upon termination of employment, only vested stock option shares may be purchased. Upon a change in control of the Company, all unvested stock options vest six months later or upon an earlier involuntary termination of employment without cause.

(3) Before 1998, the Company did not grant PASOs, but instead granted long-term incentive plan ("LTIP") awards under which options could be earned based upon the achievement of financial performance goals over a three-year period. While PASOs are granted at the beginning of the three-year performance period and are subject to long-term vesting, options earned as payouts under the previous LTIP awards (if any) are granted at the end of the three-year performance period and are fully vested when granted (and exercisable six months later). In the table, the 1998 payouts were made under LTIP awards granted in 1996 and consisted of nonqualified stock options, earned as of December 31, 1998 and granted on January 4, 1999, for the following numbers of shares and at the following exercise prices: 24,400 shares at $8.24 per share for Mr. Conde; 20,071 shares at $14.27 per share for Mr. Dowd; and 18,600 and 11,400 shares at $9.60 per share for Messrs. Gross and Tarbox, respectively. The 1997 payout to Mr. Conde was made under his LTIP award granted in 1995 and consisted of a nonqualified stock option, earned as of December 31, 1997 and granted on January 2, 1998, for 28,400 shares having an exercise price of $6.045 per share. The 1996 payouts were made under LTIP awards granted in 1994 and consisted of nonqualified stock options, earned as of December 31, 1996 and granted on January 2, 1997, for the following numbers of shares and at the following exercise prices: 27,200 shares at $6.1825 per share for Mr. Conde; and 27,032 shares at $9.6625 per share for Mr. Dowd. The value of each payout equals the difference between the market value of the option shares on the date earned and the exercise price of the option shares.

(4) Consists of Company contributions to a defined contribution retirement plan.

(5) Mr. Conde became Executive Vice President of the Company in October 1998. Before then, he was Chief Executive Officer, SunGard Trading Systems Group.

(6) Mr. Dowd became Senior Vice President of the Company in October 1998. Before then, he was Chief Executive Officer, SunGard Trust and Shareholder Systems Group.


OPTION GRANT TABLE

The following table contains, for each of the Company's executive officers named in the Summary Compensation Table, (a) the number of shares of the Company's common stock underlying options granted during 1998, (b) the percentage that those options represent of total options granted to employees during 1998, (c) the exercise price per share, which equals the market value on the date of grant, (d) the expiration date, and (e) the potential realizable value, assuming 5% and 10% annual rates of appreciation (compounded annually) in the market value of the Company's common stock throughout the option term.




                                            INDIVIDUAL GRANTS
                     --------------------------------------------------------------
                        NUMBER OF        % OF TOTAL      EXERCISE OR     EXPIRATION
                        SECURITIES        OPTIONS        BASE PRICE         DATE        POTENTIAL REALIZABLE VALUE AT ASSUMED
                        UNDERLYING       GRANTED TO        ($/SH)                            ANNUAL RATES OF STOCK PRICE
                     OPTIONS GRANTED    EMPLOYEES IN                                        APPRECIATION FOR OPTION TERM(1)
NAME                      (#)(2)        FISCAL YEAR                                     ---------------------------------------
                                                                                                    5% ($)              10% ($)
------------------------------------------------------------------------------------------------------------------------------
James L. Mann                      --              --              --              --                  --                   --
------------------------------------------------------------------------------------------------------------------------------
Cristobal I. Conde            117,000             4.4%        34.1875        03/04/08           2,515,539            6,374,870
                               29,850             1.1%        34.4375        05/16/08             646,478            1,638,303
------------------------------------------------------------------------------------------------------------------------------
Philip L. Dowd                 30,600             1.1%        34.4375        05/16/08             662,721            1,679,466
------------------------------------------------------------------------------------------------------------------------------
Lawrence A. Gross              27,000             1.0%        34.4375        05/16/08             584,754            1,481,882
------------------------------------------------------------------------------------------------------------------------------
Richard C. Tarbox              27,000             1.0%        34.4375        05/16/08             584,754            1,481,882
------------------------------------------------------------------------------------------------------------------------------

(1) The actual value, if any, which an option holder may realize will depend upon the amount by which the actual market value on the date of exercise exceeds the exercise price and also on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the potential realizable values stated in this table.

(2) The table excludes options granted as payouts under previous LTIP awards (see Summary Compensation Table). Except with respect to Mr. Conde's option for 117,000 shares, the options listed in the table are PASOs (see Report of the Compensation Committee and Equity Award Subcommittee). These PASOs will not vest until November 11, 2007, except that vesting may accelerate in part or in full on December 31, 2000 to the extent that stated financial performance goals are satisfied for the three-year performance period beginning January 1, 1998 and ending December 31, 2000. The option granted to Mr. Conde for 117,000 shares is a nonqualified option that is exercisable and vests over five years in equal 20% increments beginning one year after the date of grant.


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The following table contains, for each of the Company's executive officers named in the Summary Compensation Table, (a) the number of shares of the Company's common stock acquired upon the exercise of options during 1998, (b) the value realized as a result of those exercises (based upon the last sale price on the date of exercise less the option exercise price), (c) the number of shares of the Company's common stock underlying unexercised options held on December 31, 1998, and (d) the value of in-the-money options held on December 31, 1998, based upon the last sale price on December 31, 1998, of $39.6875 per share of common stock.


           NAME                 SHARES        VALUE      NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                               ACQUIRED    REALIZED ($)        UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                  ON                             AT YEAR-END (#)                 AT YEAR-END ($)
                             EXERCISE (#)
                                                         EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)  UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
James L. Mann                    280,000     6,521,666          845,000               --     23,373,438              --
-----------------------------------------------------------------------------------------------------------------------
Cristobal I. Conde(2)                 --            --           93,441          189,409      3,018,646       1,982,919
-----------------------------------------------------------------------------------------------------------------------
Philip L. Dowd(2)                  8,000       253,000          251,273          101,759      8,689,149       2,057,589
-----------------------------------------------------------------------------------------------------------------------
Lawrence A. Gross(2)                  --            --           92,870           67,030      3,053,004       1,216,885
-----------------------------------------------------------------------------------------------------------------------
Richard C. Tarbox(2)              16,000       501,000           48,756           66,744      1,481,222       1,148,621
-----------------------------------------------------------------------------------------------------------------------

(1) Exercisable option shares include 250,000, 3,441, 3,441, 3,370 and 5,600 unvested, in-the-money option shares having year-end values of $6,571,875, $78,713, $78,713, $99,889 and $168,000, respectively, which, if acquired by
    Messrs. Mann, Conde, Dowd, Gross and Tarbox, respectively, would be subject to transfer restrictions and repurchase by the Company.

(2) The table includes options granted to Messrs. Conde, Dowd, Gross and Tarbox as payouts under LTIP awards (see Summary Compensation Table).

CERTAIN TRANSACTIONS WITH MANAGEMENT

Mr. Mann, a director and chief executive officer of the Company, owns Hawk Flight, Inc., which operates a charter Learjet business. The services of Hawk Flight, Inc. are used by the Company for business travel by Mr. Mann and other Company executives at arms-length terms approved by the disinterested members of the Board of Directors. During 1998, the Company paid approximately $75,000 to Hawk Flight, Inc. for business travel by Company executives.

Mr. Goldstein, a director of the Company, is a Director of Broadview Int'l LLC, an investment banking firm engaged by the Company in connection with acquisitions. During 1998, the Company paid approximately $130,000 to Broadview Int'l LLC in connection with an annual retainer, acquisition-related services and reimbursable expenses.

Mr. Roth, a director of the Company, is Of Counsel to Rosenman & Colin LLP, a law firm engaged by the Company from time to time for minor representations.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brooks, Eisenstat and Goldstein have served on the Compensation Committee since May 1994.

No person who served as a member of the Company's Compensation Committee during 1998 was a current or former officer or employee of the Company. Mr. Goldstein, a member of the Company's Compensation Committee, is a Director of Broadview Int'l LLC, an investment banking firm engaged by the Company in connection with acquisitions (see Certain Transactions with Management).

During 1998, the Company had no compensation committee "interlocks"--meaning that it was not the case that an executive officer of the Company served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of the Compensation Committee of the Company.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and officers (and possibly other persons) to file reports about their beneficial ownership of the Company's common stock. Based solely upon a review of the copies of these reports that are furnished to the Company by its directors and officers during and for calendar year 1998, and based upon their written representations that they were not required to file any other reports for 1998, the Company believes that none of its directors or officers failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act with respect to the year 1998.

PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for the Company's common stock, the S&P 500 Index and the Nasdaq Computer & Data Processing Index, assuming an investment of $100 in each on December 31, 1993. The data points used for the performance graph are listed in the chart below.

                       [PERFORMANCE GRAPH APPEARS HERE]



PERFORMANCE GRAPH DATA POINTS                             12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
====================================================================================================================
SunGard Data Systems Inc. Common Stock                         100        93       138       192       299       385
S&P 500 Index(1)                                               100       101       139       171       229       294
Nasdaq Computer & Data Processing Index(1)                     100       121       187       228       280       502
--------------------------------------------------------------------------------------------------------------------

Source:  (1) Standard & Poor's Compustat

                            INDEPENDENT ACCOUNTANTS

The accounting firm of PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand L.L.P.) has acted as the Company's independent accountants since its inception in 1983 and has been recommended by the Audit Committee and selected by the Board of Directors to serve as the Company's independent accountants for 1999. PricewaterhouseCoopers' services to the Company for 1998 included the audit of the Company's annual consolidated financial statements, reviews of certain of the Company's income tax returns, statutory audits of certain of the Company's foreign subsidiaries, audits or reviews of many of the Company's data processing and disaster recovery centers, and consultation on various accounting, tax, securities and other matters.

A representative of PricewaterhouseCoopers is expected to be present at the 1999 Annual Meeting, to have the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.



                             STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting must be submitted by December 6, 1999 to receive consideration for inclusion in the Company's 2000 proxy materials. Any stockholder intending to raise a matter at the Company's 2000 Annual Meeting should notify the Company of the stockholder's intention before February 15, 2000. If the Company does not receive the stockholder's notice by that date, then management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.



                                 OTHER MATTERS

The Company currently knows of no other business that will be presented for consideration at the 1999 Annual Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

EACH PERSON SOLICITED BY THIS PROXY STATEMENT MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE COMPANY'S HEADQUARTERS, ATTENTION: INVESTOR RELATIONS.


By Order of the Board of Directors,

/s/ Lawrence A. Gross

Lawrence A. Gross
Vice President and General Counsel,
Secretary


March 31, 1999
Wayne, Pennsylvania

                         SunGard(R) Data Systems Inc.
                      1999 Annual Meeting of Stockholders
                             Friday, May 14, 1999
                                   9:00 a.m.
                              Four Seasons Hotel
                               One Logan Square
                            Philadelphia, PA 19103


     SunGard Data Systems Inc.
     1285 Drummers Lane, Wayne, PA 19087                                  proxy
     -------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 14, 1999.

By signing this proxy or by voting by phone or Internet as instructed, you hereby appoint James L. Mann and Malcolm I. Ruddock, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the "Company") held by you as of March 17, 1999 on the matter shown on the reverse side at the Company's 1999 Annual Meeting of Stockholders to be held on May 14, 1999 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company's proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted "FOR" proposal 1.

                   See reverse side for voting instructions.

--                                                                    --
                                                  COMPANY #285
                                                  CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which is located above.
 . Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- www.eproxy.com/sds/ -- QUICK *** EASY *** IMMEDIATE

 . Use the Internet to vote your proxy 24 hours a day, 7 days a week.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SunGard Data Systems Inc., c /o Norwest Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

By voting by phone or Internet, you acknowledge receipt of the Company's 1998 Annual Report to Stockholders, Notice of the Company's 1999 Annual Meeting of Stockholders and the Company's Proxy Statement dated March 31, 1999.

     If you vote by Phone or Internet, please do not mail your Proxy Card.

                             * Please detach here *


            The Board of Directors Recommends a Vote FOR Proposal 1.
1. Election of directors:
            01 Gregory S. Bentley
            02 Michael C. Brooks
            03 Albert A. Eisenstat                       [_Vote]       [_Vote]
            04 Bernard Goldstein                          FOR          WITHHELD
            05 James L. Mann                              all          from all
            06 Michael Roth                               nominees     nominees
            07 Malcolm I. Ruddock
            08 Lawrence J. Schoenberg

(Instructions: To withhold authority
to vote for any indicated nominee,
write the number(s) of the nominee(s)
in the box provided to the right.)          [____________]

By signing this proxy, you hereby acknowledge receipt of the Company's 1998 Annual Report to Stockholders, Notice of the Company's 1999 Annual Meeting of Stockholders and the Company's Proxy Statement dated March 31, 1999.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box [_]                Date _______________
Indicate changes below:




                                         Signature(s) in Box
                                         Please sign exactly as
                                         your name(s) appear on
                                         Proxy. If held in joint
                                         tenancy, all persons
                                         must sign. Trustees,
                                         administrators, etc.,
                                         should include title and
                                         authority. Corporations
                                         should provide full name
                                         or corporation and title
                                         of authorized officer
                                         signing the proxy.

                          SunGard(R) Data Systems Inc.
                      1999 Annual Meeting of Stockholders
                              Friday, May 14, 1999
                                   9:00 a.m.
                               Four Seasons Hotel
                                One Logan Square
                             Philadelphia, PA 19103


     SunGard Data Systems Inc.
     1285 Drummers Lane, Wayne, PA 19087                                   proxy
     -------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 14, 1999.

By signing this proxy, you hereby appoint James L. Mann and Malcolm I. Ruddock, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the "Company") held by you as of March 17, 1999 on the matter shown on the reverse side at the Company's 1999 Annual Meeting of Stockholders to be held on May 14, 1999 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company's proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted "FOR" proposal 1.

                   See reverse side for voting instructions.

                                  VOTE BY MAIL

  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SunGard Data Systems Inc., c /o Norwest Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

                             * Please detach here *


--                                                                    --



--

                                                                      --
            The Board of Directors Recommends a Vote FOR Proposal 1.
1. Election of directors:
            01 Gregory S. Bentley
            02 Michael C. Brooks
                                                [_Vote]        [_Vote]
            03 Albert A. Eisenstat                FOR          WITHHELD
                                                  all          from all
                                                nominees       nominees
            04 Bernard Goldstein
            05 James L. Mann
            06 Michael Roth
            07 Malcolm I. Ruddock
            08 Lawrence J. Schoenberg

(Instructions: To withhold authority
to vote for any indicated nominee,
write the number(s) of the nominee(s)
in the box provided to the right.)            [____________]

By signing this proxy, you hereby acknowledge receipt of the Company's 1998 Annual Report to Stockholders, Notice of the Company's 1999 Annual Meeting of Stockholders and the Company's Proxy Statement dated March 31, 1999.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box [_]                Date _______________
Indicate changes below:




                                         Signature(s) in Box
                                         Please sign exactly as
                                         your name(s) appear on
                                         Proxy. If held in joint
                                         tenancy, all persons
                                         must sign. Trustees,
                                         administrators, etc.,
                                         should include title and
                                         authority. Corporations
                                         should provide full name
                                         or corporation and title
                                         of authorized officer
                                         signing the proxy.